UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALTISOURCE RESIDENTIAL CORPORATION
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April 19, 2013

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Stockholders of Altisource Residential Corporation which will be held at the offices of the Company located at c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531 on Wednesday, May 29, 2013, at 9:00 a.m., Atlantic Standard Time. The matters to be considered by stockholders at the Annual Meeting of Stockholders are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting of Stockholders regardless of the number of shares you own or whether you are able to attend the Annual Meeting of Stockholders in person. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting of Stockholders. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Residential Corporation is sincerely appreciated.

Sincerely,
William C. Erbey
Chairman of the Board of Directors
Ashish Pandey
Chief Executive Officer

ALTISOURCE RESIDENTIAL CORPORATION
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2013

NOTICE

Our Annual Meeting of Stockholders will be held:

Date:    Wednesday, May 29, 2013

Time:    9:00 a.m., Atlantic Standard Time

Location:    Altisource Residential Corporation
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531

PURPOSE

•	To elect five (5) Directors for a one (1) year term and/or until their successors are elected and qualified;

•	To approve the adoption by our Board of Directors of our 2013 Director Equity Plan;

•	To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2013; and

•	To transact such other business as may properly come before the meeting and any adjournment of the meeting.
PROCEDURES

•	Our Board of Directors has fixed April 11, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

•	Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting of Stockholders.

•
The proxy statement for our 2013 Annual Meeting of Stockholders and our annual report to stockholders on Form 10-K for the year ended December 31, 2012 were made available on or about April 19, 2013 on our website at www.altisourceresi.com under “Shareholders.” Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 12 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.

By Order of the Board of Directors,
Stephen H. Gray
Secretary
April 19, 2013
Frederiksted, United States Virgin Islands

ALTISOURCE RESIDENTIAL CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

General Information

We have made this proxy statement available to you on or about April 19, 2013 as a holder of common stock of Altisource Residential Corporation (“Residential” or the “Company”) because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Stockholders and at any adjournment of this meeting. The Annual Meeting of Stockholders will be held at our offices located at c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, United States Virgin Islands 00840-3531 on Wednesday, May 29, 2013, at 9:00 a.m., Atlantic Standard Time for the purposes listed in the Notice of Annual Meeting of Stockholders. This is our first Annual Meeting of Stockholders since we separated from Altisource Portfolio Solutions S.A., which we refer to as “Altisource,” and became a publicly traded company on December 21, 2012.

Notice and Access to Proxy Materials

We expect our proxy materials, including this proxy statement and our 2012 annual report, to be made available to stockholders on or about April 19, 2013 through the Shareholders link on our website at www.altisourceresi.com or through www.proxyvote.com. In accordance with the rules of the SEC, most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a “Notice of Internet Availability of Proxy Materials” that contains instructions as to how they can view our materials online, request copies be sent to them by mail or electronically by email and as to how they can vote online.

Voting Procedures

You can vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the “Notice of Internet Availability of Proxy Materials,” or if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

How a Proxy Works

All valid proxies received prior to the meeting will be voted in accordance with your instructions. If no contrary instructions are given, other than as discussed below with respect to broker “non-votes,” each proxy received will be voted “FOR” each of the nominees for Director, “FOR” approval of the 2013 Director Equity Plan and “FOR” approval of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for 2013 and with regard to any other business that properly comes before the meeting in accordance with the best judgment of the persons appointed as proxies.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting of Stockholders and any adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

•	filing written notice with our Corporate Secretary at the following address:

Stephen H. Gray, Corporate Secretary
Altisource Residential Corporation
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531

•	submitting a properly executed proxy bearing a later date; or

•	appearing at the Annual Meeting of Stockholders and giving the Corporate Secretary notice of your intention to vote in person.

Who May Vote

You are entitled to vote at the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders if you are a holder of record of our common stock at the close of business on April 11, 2013. At the close of business on April 11, 2013, there were 7,810,708 shares of common stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our common stock is entitled to one (1) vote at the Annual Meeting of Stockholders on all matters properly presented. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.

Quorum and Voting Information

The presence at the Annual Meeting of Stockholders of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders.

Assuming a quorum, the five (5) nominees for Director will be elected as Directors of Residential by a plurality of the votes cast in person or by proxy at the meeting. You may vote in favor of, against or withhold authority to vote for one (1) or more nominees for Director. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors.

The proposal to approve our 2013 Director Equity Plan requires the affirmative vote of a majority of the shares cast with respect to the proposal, provided that the total vote cast on the proposal represents a majority of the shares entitled to vote on the proposal.

The proposal to ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote that are represented at the meeting. Any other matter properly submitted for your consideration at the Annual Meeting of Stockholders (other than the election of Directors) requires the affirmative vote of a majority of the shares entitled to vote that are represented at the meeting.

Abstentions will not be counted in determining the votes cast in connection with the foregoing matters.

If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Other than with respect to the ratification of our independent registered accounting firm, in the event of a broker non-vote, brokers may not vote on behalf of their clients on the above proposals.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. You will receive a Notice of Internet Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material. Please contact your bank or brokerage firm for further information.

ELECTION OF DIRECTORS
(Proposal One)

Our Bylaws provide that that the number of our directors will be fixed by a majority of our entire Board of Directors but may not be fewer than the minimum required under the Maryland General Corporation Law, which is one (1), or more than fifteen. Currently, we have five (5) members of our Board of Directors.

We are proposing the five (5) nominees listed below for election as Directors at the Annual Meeting of Stockholders for a one (1) year term or until their successors are elected and qualified. Assuming a quorum, the five (5) nominees for Director will be elected as Directors by a plurality of the votes cast in person or by proxy at the meeting. All nominees currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting of Stockholders, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

Name	Age(1)	Director Since	Audit Committee	Compensation Committee	Nomination/ Governance Committee
William C. Erbey	63	2012			X(2)
Michael A. Eruzione	58	2012			X
Robert J. Fitzpatrick	52	2012	X(2)	X
James H. Mullen, Jr.	55	2012	X	X	X
David B. Reiner	57	2012	X	X(2)	X
____________________
(1)     As of April 11, 2013
(2)    Committee Chair.

The principal occupation for at least the last five (5) years and additional biographical information of each Director of Residential is set forth below.

William C. Erbey. Mr. Erbey was appointed as the Chairman of our Board of Directors in July 2012. Mr. Erbey has also served as the Chairman of the Board of Directors of Ocwen since September 1996 and as the Chief Executive Officer of Ocwen from January 1998 to October 2010. He served as the President of Ocwen from January 1988 to May 1998. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. He is also the founder of Home Loan Servicing Solutions, Ltd. (“HLSS”) and has served as its Chairman since December 2010. He has also served as the Chairman of Altisource Portfolio Solutions S.A. since July 2009 and has served as Chairman of the Board of Directors of Altisource Asset Management Corporation (“AAMC”), since March 2012. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, including as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, Program and General Manager of the Commercial Financial Services Department and President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Master of Business Administration from Harvard University.

Mr. Erbey’s extensive experience as the Chairman and Chief Executive Officer of Ocwen demonstrates his leadership capability and business acumen. His experience in the mortgage services industry brings valuable financial, operational and strategic expertise to our Board of Directors.

Michael A. Eruzione. Mr. Eruzione was appointed to our Board of Directors in December 2012. Mr. Eruzione represents major corporations as a spokesperson and as a motivational speaker and has served as the Director of Development for Athletics at Boston University in Boston, Massachusetts since 1995. He previously served as the Director of Special Programs for Alumni Relations and Development. From 1984 to 1994, Mr. Eruzione worked as a sports commentator for Madison Square Garden, ABC, NBC and CBS. Mr. Eruzione was captain of the 1980 United States Olympic Hockey Team that won the gold medal in Lake Placid, NY. Mr. Eruzione holds a Bachelor of Arts from the Boston University School of Education in Boston, Massachusetts.

Mr. Eruzione’s diverse background and experience representing major corporations provides insight to the Board of Directors, particularly with respect to the development of strategic relationships.

Robert J. Fitzpatrick. Mr. Fitzpatrick was appointed to our Board of Directors in December 2012. Mr. Fitzpatrick has over 25 years of experience in real estate banking and structured finance and is one of the founding members of Institutional Mortgage Capital Canada, Inc. (“IMCCI”), established in 2009 as an investment platform for investors in Canadian commercial real estate debt and securities. Mr. Fitzpatrick has served as Chief Financial Officer of IMCCI since 2011. Prior to joining IMCCI, Mr. Fitzpatrick served from 1983 to 2009 in various senior managerial and executive appointments for Merrill Lynch, a financial management and advisory firm, including Head of Residential and Commercial Securitization, Managing Director of Commercial Real Estate Lending and Managing Director of Global Principal Investments. Mr. Fitzpatrick holds a Bachelor of Science in Accounting from St. John’s University in New York, New York.

Mr. Fitzpatrick’s experience in the real estate financing sector as well as knowledge regarding accounting and finance provides financial, operational and strategic expertise and guidance to the Board of Directors.

James H. Mullen, Jr. Dr. Mullen was appointed to our Board of Directors in December 2012. Dr. Mullen has over 20 years of experience in leadership roles in higher education and has served as President of Allegheny College in Meadville, Pennsylvania since 2008. Dr. Mullen also serves on the board of directors and councils of several higher education organizations including, but not limited to, the American Council on Education, the Association of Independent Colleges & Universities in Pennsylvania and the National Association of Independent Colleges and Universities, Tax Policy Committee. Prior to joining Allegheny College, he served as President of Elms College in Chicopee, Massachusetts, as Chancellor of the University of North Carolina in Asheville, North Carolina and as Senior Vice President of Trinity College in Hartford, Connecticut. Dr. Mullen holds a Master of Public Policy from the John F. Kennedy School of Government at Harvard University in Cambridge, Massachusetts and a Doctorate in Higher Education Administration from the University of Massachusetts in Amherst, Massachusetts.

Dr. Mullen’s tax policy knowledge and prior board experience provides insights to our Board of Directors, particularly in the areas of strategic planning, finance and tax matters.

David B. Reiner. Mr. Reiner was appointed to the Board of Directors in December 2012. Mr. Reiner is currently a Managing Director with Regional Real Estate Investment Corporation (“RREIC”), a registered investment advisor that manages private investment funds that make opportunistic real estate investments. Prior to joining RREIC, Mr. Reiner served as a Managing Director of Grosvenor Investment Management US Inc. (“GIM”), a real estate investment manager, from 2003 to 2011. At GIM, Mr. Reiner was responsible for the development and implementation of business strategy, capital markets activities, fund and investment development, fund-raising, fund operations and investor relations. He also was a member of the Management and Investment Committees for GIM’s Investment Funds business and served on the Capital Markets Committee of Grosvenor Fund Management Ltd. Prior to that, Mr. Reiner was a Co-founder and Managing Director of Legg Mason Real Estate Investors, Inc., from 2000 until 2003, a specialty real estate lender that provided mezzanine and bridge loans to the commercial real estate industry. Mr. Reiner currently serves on the board of directors and as chairman of the audit committee of HLSS. Prior to joining the HLSS Board, he served three years on the board of directors of Ocwen, where he was also a member of both the audit committee and the nomination/governance committee. Mr. Reiner holds a Bachelor of Arts from the University of South Carolina in Columbia, South Carolina and a Juris Doctorate from George Mason University School of Law in Fairfax, Virginia. He also completed graduate work in international affairs and economics at the Fletcher School of Law & Diplomacy at Tufts University in Medford, Massachusetts and the Johns Hopkins School of Advanced International Studies in Washington, DC.

Mr. Reiner’s real estate investment expertise, particularly with respect to capital market activities, investment strategies and funding operations, provides insights to the Board of Directors. In addition, his background in economics and public company audit committee experience enable him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the Stockholders. Directors are expected to attend all meetings of the Board of Directors, the meetings of committees on which they serve and the Annual Meeting of Stockholders. Directors are also consulted for advice and counsel between formal meetings.

Neither our current Board of Directors nor any of our committees held any meetings in 2012. Since their appointment to our Board of Directors, each incumbent Director attended all meetings of our Board of Directors as well as the meetings held by all committees of our Board of Directors on which they served. Although we do not have a formal policy regarding Director attendance at the Annual Meeting of Stockholders, our Directors are expected to attend.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the standards of the New York Stock Exchange, or the “NYSE.”

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Residential are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established NYSE rules and law. Our current Board of Directors has determined that Messrs. Erbey, Eruzione, Fitzpatrick, Mullen and Reiner are independent Directors.

Board Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit our needs. Through his position as the Chief Executive Officer of our asset manager, AAMC, Mr. Pandey is also our Chief Executive Officer and is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors. As Chairman of the Board of Directors, Mr. Erbey leads the Board and oversees meetings of the Board of Directors and the delivery of information necessary for the Board’s informed decision-making.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination/ Governance Committee. A brief description of these committees is provided below.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.

The members of the Audit Committee since our separation from Altisource have been Mr. Fitzpatrick, Dr. Mullen and Mr. Reiner. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate and possess accounting or related financial management expertise. Our Board of Directors has also determined that each of Mr. Fitzpatrick and Mr. Reiner qualify as audit committee financial experts as that term is defined in SEC rules. The Audit Committee did not hold any meetings in 2012.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee will review and approve its charter. The Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Audit Committee in January 2013.

Compensation Committee. The Compensation Committee of our Board of Directors will oversee the compensation of our directors and will review the compensation of the executive officers of AAMC and make recommendations as to the executive officers’ performance on behalf of Residential, because the executives of AAMC also serve as our executive officers pursuant to the asset management agreement between AAMC and us. However, because none of our executive officers receives compensation from us, the Compensation Committee does not determine or approve the compensation of our executive officers.

The Compensation Committee has the authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

The members of the Compensation Committee since our separation from Altisource have been Mr. Fitzpatrick, Dr. Mullen and Mr. Reiner. Each member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience. We feel that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints. The Corporate Secretary develops the meeting calendar for the year based on committee member availability and other relevant events within our Company calendar. Compensation Committee meeting agendas are generally developed by our Corporate Secretary and our Compensation Committee Chairperson. Generally, at the end of end of each scheduled meeting, all participants other than the Compensation Committee members withdraw from the meeting and the Compensation Committee meets in executive session. The Compensation Committee did not hold any meetings in 2012.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee will review and approve its charter. The Committee will also evaluate its performance under its charter annually and deliver a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Compensation Committee in January 2013.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and presents our Board of Directors with a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The members of the Nomination/Governance Committee since our separation from Altisource have been Mr. Erbey, Mr. Eruzione, Dr. Mullen and Mr. Reiner. Each member of our Nomination/Governance Committee is independent as defined in NYSE listing standards. The Nomination/Governance Committee did not hold any meetings in 2012.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceresi.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee will review and approve its charter. The Committee will also evaluate its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed by the Nomination/Governance Committee in January 2013.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable exchange listing standards. In addition, our Nomination/Governance Committee will takes into account Residential’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company's governance and strategic needs. The Nomination/Governance Committee periodically will review the skills and attributes of Board members within the context of the current make-up of the full Board of Directors as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee regularly will assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, stockholders or industry sources.

In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications including the current composition of the Board of Directors, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluation of other prospective nominees.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no stockholder or group of stockholders owning more than 5% of our common stock has put forth any Director nominees.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as

Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines are available on our website at www.altisourceresi.com and are available to any stockholder who requests them by writing to our Corporate Secretary at Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531.

Executive Sessions of Non-Management Directors

Non-management Directors have met in executive session and expect to meet in executive session without management representatives periodically.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding Residential, you may do so by mail addressed to our Corporate Secretary at Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. All communications received in writing are distributed to our Board of Directors if addressed to the full Board or to individual Directors if addressed to them individually.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Directors, officers and employees. Any waivers from the Code of Business Conduct and Ethics for Directors or named executive officers must be approved by our Board of Directors or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. The Code of Business Conduct and Ethics is available on our website at www.altisourceresi.com and is available to any stockholder who requests a copy by writing to our Corporate Secretary at c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. Any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed under SEC or exchange rules, either will be posted on our website or otherwise disclosed in accordance with such rules.

Risk Management and Oversight Process

Our Board of Directors and each of its committees are involved in overseeing risk associated with the Company. The Board of Directors and the Audit Committee monitor Residential’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. The Board of Directors and the Nomination/Governance Committee monitor the Company’s governance and succession risks by regular reviews with management. The Board of Directors and the Compensation Committee monitor our compensation policies and related risks by regular reviews with management. The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer, other members of senior management generally assessing our risk exposure and our Investment Committee, which is comprised of our Chairman, Mr. Erbey, and our Chief Executive Officer, Mr. Pandey, having responsibility for assessing and managing the Company’s risk exposure with respect to our transactions and counterparty risk, and the Chairman, the Board of Directors and its committees providing oversight in connection with these efforts.

BOARD OF DIRECTORS COMPENSATION

As noted in the following table, the members of our Board of Directors received no compensation for their services on our Board for the period ending December 31, 2012. Our non-management Board members will receive compensation for their services commencing with the Board’s first organizational meeting on January 24, 2013 following our separation from Altisource.

Name	Fees Earned Or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
William C. Erbey	$—	$—	$—	$—	$—
Paul T. Bossidy	$—	$—	$—	$—	$—
Cindy Gertz	$—	$—	$—	$—	$—
Dale Kurland	$—	$—	$—	$—	$—
Robert C. Schweitzer	$—	$—	$—	$—	$—

Cash Compensation

As set forth above, we will provide the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $50,000;

•	an additional $50,000 to the Chairman of the Board of Directors;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.
Equity Compensation

As part of Director compensation, our non-management Directors also annually will receive shares of common stock of Residential with a fair market value of $45,000 pursuant to the 2013 Director Equity Plan, for which we are seeking stockholder approval at this Annual Meeting. “Fair Market Value” is defined as the average of the high and low prices of the common stock as reported on the applicable securities exchange on which Residential is listed or quoted on the first day of the service year. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors which immediately follows the Annual Meeting of Stockholders (which for 2013 will be prorated for the period from the date of the first organizational meeting of our Board of Directors on January 24, 2013 to May 29, 2013). Shares will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the service year.

Other Compensation

Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an Annual Meeting of Stockholders but during the service year, as is the case with our current non-management Directors, who will all receive pro-rated compensation in 2013 for their service on our Board from January 24, 2013 to May 30, 2013.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our executive officer. None of our Directors and/or executive officers is related to any other Director and/or executive officer of Residential or any of its subsidiaries by blood, marriage or adoption.

Name(1)	Age	Position
Ashish Pandey	37	Chief Executive Officer
Salah Saabneh	44	Executive Vice President, Corporate Development
Kenneth D. Najour	53	Chief Financial Officer
Stephen H. Gray	42	General Counsel and Secretary
______________

(1)	All information set forth herein is as of April 11, 2013.

The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director is set forth below.
Ashish Pandey. Mr. Pandey has served as our Chief Executive Officer since December 2012 and also has served as a Director and the Chief Executive Officer of AAMC since December 2012. He is responsible for the overall strategic direction of our company and AAMC. Prior to joining us, Mr. Pandey served as the Chief Executive Officer of Correspondent One, an affiliate of Altisource engaged in the acquisition and secondary marketing of government loans, and he resigned from that position in December 2012. He previously served as Executive Vice President of Ocwen from July 2008 to August 2011 and was responsible for the oversight of asset management vehicles and capital deployment for mortgage servicing portfolio acquisitions for Ocwen. He served as Treasurer and Director of Corporate Strategy from February 2005 to July 2008 for Ocwen. From May 2002 to October 2003, Mr. Pandey served as an Associate Consultant with Tata Strategic Management Group. He holds a Bachelor’s of Science in Engineering from the S.G.S. Institute of Technology and Science and a Masters of Business Administration from the Indian Institute of Management.
Salah Saabneh. Mr. Saabneh has served as our Executive Vice President, Corporate Development since February 2013 and also has served as the Executive Vice President, Corporate Development of AAMC since February 2013. Mr. Saabneh was a director of AAMC from December 2012 until his appointment as an officer of AAMC. From 2008 to February 2012, Mr. Saabneh was a founding partner at Manikay Partners, LLC, an investment management firm, and served as a senior member of the Manikay Partner’s event-driven and special situations investment team. Prior to joining Manikay Partners, Mr. Saabneh served from 2005 to 2008 as Director, Securitized Products and Special Situations, at Angelo, Gordon & Co, a privately held registered investment advisor. Previously, Mr. Saabneh was a senior banker at ING Financial Markets LLC and UBS Warburg LLC and was involved in structuring and underwriting a wide range of securitization transactions and asset-backed financings. Mr. Saabneh practiced corporate and finance law with Sidley & Austin in New York City and London and holds a Bachelor of Laws from Hebrew University in Jerusalem, a Master of Laws from Georgetown University in Washington, D.C. and a Master of Business Administration from Columbia University in New York, New York.
Kenneth D. Najour. Mr. Najour has served as our Chief Financial Officer since March 2013 and also has served as the Chief Financial Officer of AAMC since March 2013. Prior to joining AAMC, Mr. Najour served as Vice President, Finance and Chief Accounting Officer of Ocwen from March 2012 to March 2013. Mr. Najour joined Ocwen as Vice President, Finance in December 2010. Prior to joining Ocwen, Mr. Najour served as Senior Vice President, Chief Financial Officer Latin America and Caribbean Region for MasterCard Worldwide from 2003 to 2010. He has also held leadership positions within PepsiCo Inc. from 1994 to 2003 and was Audit Manager for Pricewaterhouse Coopers LLP from 1986 to 1994. He holds a Master of Accounting from the University of Miami, a Bachelor of Science from Santa Clara University and is a Certified Public Accountant in the State of California.

Stephen H. Gray. Mr. Gray has served as our General Counsel and Secretary of AAMC since December 2012 and also serves as the General Counsel and Secretary of AAMC since November 2012. Prior to joining AAMC, Mr. Gray was General Counsel and Secretary of LaBranche & Co Inc., a publicly traded financial services company in New York, New York, from May 2004 to December 2011, and was a consulting attorney for The Nielsen Company, a global information and measurement company, during 2012. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm Fulbright & Jaworski L.L.P. in New York, New York, specializing in, among other things, securities offerings, mergers and acquisitions and general corporate reporting for public and private companies. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm Brock, Silverstein & McAuliffe, LLC, in New York, New York. He holds a Bachelor of Arts in History from Hobart College and a Juris Doctorate from Widener University School of Law.

Executive Compensation

We have no employees. Our executive officers, including our Chief Executive Officer, do not receive compensation directly from us for services rendered to us. Our day-to-day management functions are performed by AAMC pursuant to the asset management agreement between AAMC and us, as described more fully in “Certain Relationships and Related Party Transactions.” Pursuant to the asset management agreement, AAMC provides us with a management team, including a Chief Executive Officer, and is responsible for the compensation of the Chief Executive Officer and AAMC’s other executive officers who provide services to us. As a result, we do not have, and our Compensation Committee has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Discussion and Analysis, a Compensation Committee Report or an Executive Compensation section in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and named executive officer of RESI;

•	all Directors and executive officers of RESI as a group; and

•	all persons known by RESI to own beneficially 5% or more of the outstanding common stock.

The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act. Unless otherwise indicated, the address of all persons below is: c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531.

Shares Beneficially Owned as of April 11, 2013
Name of Beneficial Owner:	Amount	Percent
FMR LLC (1)	574,193	7.4%

Directors and Named Executive Officers:
William C. Erbey(2)	2,260,023	27.9%
Ashish Pandey(3)	8,438	*
Rachel M. Ridley(4)	—	—
Michael A. Eruzione	—	—
Robert J. Fitzpatrick	—	—
James H. Mullen, Jr.	—	—
David B. Reiner	—	—

All Directors and Executive Officers as a Group (9 persons) (4)	2,268,661	28.0%
___________

*	Less than 1%

(1)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC (“FMR”). Includes 594,193 shares of common stock held by clients of various investment adviser subsidiaries that beneficially own the shares412 shares as to which sole dispositive power is claimed. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
Mr. Erbey beneficially owns: (i) 606 shares of common stock held directly; (ii) 1,977,841 shares of common stock held by Salt Pond Holdings, LLC, a United States Virgin Islands limited liability company of which the members are Mr. Erbey, his spouse, E. Elaine Erbey, FF Plaza Limited Partnership, a Delaware limited partnership of which the partners are Mr. Erbey, Ms. Erbey and Delaware Permanent Corporation (“Delaware Permanent”), a Delaware corporation owned by Mr. Erbey, and Erbey Holding Corporation, a Delaware corporation wholly owned by Mr. Erbey and (iii) options to acquire 281,576 shares of Common Stock, which were exercisable on or within 60 days after April 11, 2013. Mr. Erbey, Ms. Erbey, FF Plaza, Delaware Permanent and Erbey Holding each may be deemed to beneficially own the 1,977,841 shares of common stock held by Salt Pond. Does not include options to acquire 16,666 shares of common stock granted to Mr. Erbey under the 2012 Conversion Option Plan in connection with the separation from Altisource on December 21, 2012 that will vest on June 15, 2013.

(3)
Includes options to acquire 8,438 shares of common stock granted to Mr. Pandey under the 2012 Conversion Option Plan in connection with the separation from Altisource on December 21, 2012. Does not include options to acquire 1,573 shares of common stock granted to Mr. Pandey under the 2012 Conversion Option Plan in connection with the separation from Altisource on December 21, 2012 that will vest on June 15, 2013.

(5)	Ms. Ridley resigned from the Company on March 4, 2013.

(5)	Includes Messrs. Erbey, Pandey, Eruzione, Fitzpatrick, Mullen, Reiner, Saabneh, Najour and Gray and Ms. Ridley. Includes 200 shares of common stock held by Mr. Saabneh.

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of restricted shares granted subject to vesting requirements	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2012 Conversion Option Plan	809,240	$2.33	—	—
2012 Special Conversion Option Plan	210,184	$1.15	—	—
Equity compensation plans not approved by security holders
None	—	—	—	—
Total	1,019,424	$2.09	—	—

To date, other than the options to purchase our common stock that were granted to the option holders of Altisource under the 2012 Conversion Option Plan and the 2012 Special Conversion Plan in connection with the separation from Altisource, we have not granted any options, restricted stock awards, restricted stock units or any other securities convertible or exercisable into shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the Company’s review of Section 16(a) reports, the Company believes that all Section 16(a) filing requirements applicable to such reporting persons were complied with in 2012.

APPROVAL OF 2013 DIRECTOR EQUITY PLAN
(Proposal Two)

Our Board of Directors has adopted the Altisource Residential Corporation 2013 Director Equity Plan (the “2013 Director Equity Plan”), subject to approval of our stockholders. The 2013 Director Equity Plan is intended to promote the interests of our Company by attracting and retaining qualified and experienced individuals for service as Directors, to motivate these individuals to exercise their best efforts on our behalf and to further align the interests of our Directors with those of our stockholders. The full text of the 2013 Director Equity Plan is attached to this Proxy Statement as Appendix A. The following description of the material features of the 2013 Director Equity Plan is qualified in its entirety by reference to the text of the 2013 Director Equity Plan. If approved by our stockholders at this Annual Meeting, the 2013 Director Equity Plan will become effective immediately.
Stock Subject to the Plan
The total number of shares of common stock available for the grant of awards under the 2013 Director Equity Plan is 100,000 shares. Any shares issued under the 2013 Director Equity Plan may consist, in whole, or in part, of authorized and unissued shares or treasury shares. If any shares subject to an award granted under the 2013 Director Equity Plan are forfeited or such award otherwise terminates without the issuance of such shares, the shares subject to such award, to the extent of any such forfeiture or termination, shall not again be available for grant under the 2013 Director Equity Plan.
Stockholder Approval Requirements
NYSE Corporate Governance Standards. Companies, like ours, whose securities are listed on the NYSE, are required to comply with the requirements of the NYSE’s listing standards to maintain that listing. Among other requirements, and subject to certain exceptions that do not apply to the 2013 Director Equity Plan, NYSE-listed companies must obtain stockholder approval for any “equity-compensation plan,” which is defined to include any plan or other arrangement that provides for the delivery of equity securities of the listed company to any employee, Director or other service provider as compensation for services. Accordingly, we are seeking stockholder approval of the 2013 Director Equity Plan as required by the NYSE listing standards.
If the stockholders fail to approve the 2013 Director Equity Plan, the 2013 Director Equity Plan will not become effective. In such an event, we will have no Director equity plan by which we can grant equity-based compensation awards to our directors and by which we believe we can further align their interests with those of our stockholders.
Administration
The 2013 Director Equity Plan will be administered by our Board of Directors.
The Board of Directors will have full power to interpret and administer the 2013 Director Equity Plan and full authority to select each individual to whom awards will be granted (each, a “participant”) and to determine the type and amount of awards to be granted, the consideration (if any) to be paid for such awards, the timing of such awards, and the other terms and conditions of awards granted under the 2013 Director Equity Plan.
The Board of Directors will also have the authority to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the 2013 Director Equity Plan, to interpret the terms and provisions of the plan and any award issued under the plan (and related award agreements, if any) and otherwise to supervise the administration of the 2013 Director Equity Plan.
Eligibility
All our Directors will be eligible to receive awards under the 2013 Director Equity Plan because they are all non-management Directors. No other person is entitled to receive awards under the 2013 Director Equity Plan.

Forms of Awards
Restricted Stock
An award of Restricted Stock is a grant by us of a specified number of shares of common stock to a Director, which shares may be subject to forfeiture during a restriction period upon the happening of events or other conditions as specified in the award agreement. Currently, we do not anticipate granting Restricted Stock to our Directors; instead, our current compensation plan for Directors will entail grants of Stock Awards, as described below. To the extent we choose to grant Restricted Stock rather than Stock Awards in the future, an award of Restricted Stock will be subject to the following terms and conditions:

•
Restricted Stock shall conform to the requirements of the 2013 Director Equity Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an award of Restricted Stock, the Board will determine the price, if any, to be paid by the holder for each share of common stock subject to the award, and such price, if any, shall be set forth in the award agreement. The number of shares subject to an award of Restricted Stock shall be determined on such basis as the Board deems advisable, subject to the terms of the 2013 Director Equity Plan;

•
unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the holder, the Board shall direct that a certificate or certificates representing that number of shares of common stock be issued to the holder with the holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the restriction period and shall be deposited by the holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the restriction period;

•
during the restriction period the holder shall have the right to receive the holder’s allocable share of any cash dividends declared and paid by the Company on its common stock and to vote the shares of Restricted Stock;

•
the Board may condition the expiration of the restriction period upon the holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the award agreement. If the specified conditions are not attained, the holder shall forfeit the portion of the award with respect to which those conditions are not attained, and the underlying common stock shall be forfeited to the Company;

•
at the end of the restriction period, if all such conditions have been satisfied, the restrictions imposed shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any restrictive legend that is then no longer applicable will be removed and such number of shares delivered to the holder (or, where appropriate, the holder’s legal representative). The Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

Stock Awards
A Stock Award is a grant by the Company of a specified number of shares of common stock to a Director, which shares are issued free of vesting and forfeiture conditions. A Stock Award shall be subject to the following terms and conditions:

•
Stock Awards shall conform to the requirements of the 2013 Director Equity Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of a Stock Award, the Board will determine the price, if any, to be paid by the holder for each share of common stock subject to the award. The number of shares subject to a Stock Award shall be determined on such basis as the Board deems advisable, subject to terms of the plan;

•
unless otherwise provided by the Board, upon determination of the number of shares of common stock to be granted to the holder, the Board shall direct that a certificate or certificates representing that number of shares of common stock be issued to the holder with the holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear any appropriate legends as the Board shall determine.

•
subject to the foregoing provisions and the applicable award agreement, if any, upon the issuance of common stock under a Stock Award, the holder shall immediately have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Stock Awards shall be subject to such restrictions on transfer as determined appropriate by the Board and as necessary to comply with applicable securities law.

Our Director Compensation Program
As described more fully under “Board of Directors Compensation—Equity Compensation,” our current Director compensation program contemplates automatic grants of Stock Awards to our non-management Directors each year if they attend at least 75% of the meetings of the Board of Directors and committees of the Board on which they serve. Currently, we have five non-management directors who are eligible to participate in the 2013 Director Equity Plan. In the event any additional non-management Directors are elected or appointed to the Board of Directors, they will be eligible participants under the 2013 Director Equity Plan.
The Board of Directors has approved the automatic grant of Stock Awards to our Directors with an aggregate fair value of $45,000, determined as of the beginning of the Directors’ service year, for each full year of service, or a pro rata amount of $45,000 for each Director who has served as a Director for less than one full year.
The automatic awards of Stock Awards will be made to our non-management Directors promptly following the completion of his or her service year, which for each service year will be the date immediately prior to the Annual Meeting of our Stockholders. For a full year of service, the number of shares awarded to a Director under a Stock Award will be determined by dividing $45,000 by the average of the high and low sales price on the first day of the service year. For Directors serving less than a full year, such Directors will receive a pro rata portion of $45,000 of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days. For example, if the 2013Director Equity Plan is approved by our stockholders at the Annual Meeting, our current Directors will be entitled to receive a Stock Award promptly after the Annual Meeting with a value of $15,411, which was determined by multiplying $50,000 by the quotient obtained by dividing 125 days (the number of days from January 24, 2013 to May 29, 2013) by 365 days.
As disclosed in “Board of Directors Compensation – Equity Compensation” above, if the 2013 Director Equity Plan is approved by our stockholders at the Annual Meeting, each of our five non-management Directors — Messrs. Erbey, Eruzione, Fitzpatrick, Mullen and Reiner — is expected to received a Stock Award of 853 shares of our common stock, based on a share price of $18.06, which is the average of the high and low sales prices of our common stock on January 24, 2013 the date of the first organizational meeting of our Board of Directors, or 4,265 shares in the aggregate, with an aggregate dollar value of $72,026. If the stockholders do not approve the 2013 Director Equity Plan at the Annual Meeting, Messrs. Erbey, Eruzione, Fitzpatrick, Mullen and Reiner each will receive the cash in lieu of the stock of $15,411, based on their service for the period of January 24, 2013 to May 29, 2013. No executive officer will receive any compensation under the 2013 Director Equity Plan.
Changes in Capitalization; Changes of Control; Settlement of Awards
Adjustment for Changes in Capitalization
To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2013 Director Equity Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the common stock with respect to which Awards have been or may be issued under the 2013 Director Equity Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable make a proportionate adjustment in (a) the maximum number and type of securities as to which awards may be granted under the 2013 Director Equity Plan, and (b) the number and type of securities subject to outstanding awards.

Change in Control
In the event of a change of control of the Company, the Board may, on a holder by holder basis, take any of the following actions, either singly or in combination:

(a)	fully vest and/or accelerate the Restriction Period of any awards of Restricted Stock, if any;

(b)	cancel and/or redeem any outstanding awards with respect to all common stock for which the award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;

(c)	require that the award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such award; or

(d)	take such other action as the Board shall determine to be reasonable under the circumstances.
The application of the foregoing provisions, including, without limitation, the issuance of any substitute awards, shall be determined in good faith by the Board in its sole discretion.
Under the 2013 Director Equity Plan, a “Change of Control” means any of the following: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the common stock of the Company, after which the bidding party holds more than 50% of the issued and outstanding common stock of the Company, or (d) a merger, consolidation, share exchange or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, more than 50% of the outstanding shares of the surviving company after the transaction.
Amendments and Termination
The 2013 Director Equity Plan will remain in full force and effect until the March 13, 2023, or if earlier, the date it is terminated by the Board. The Board will have the power to amend, suspend or terminate the 2013 Director Equity Plan at any time. Termination of the 2013 Director Equity Plan will not affect awards outstanding at the time of termination. Amendments to the 2013 Director Equity Plan will be subject to stockholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.
Federal Income Tax Consequences of the 2013 Director Equity Plan
The following is a brief summary of the general Federal income tax consequences of transactions under the 2013 Director Equity Plan based on Federal income tax laws in effect as of April 2013. This summary is not intended to be exhaustive and does not describe any foreign, state or local tax consequences.
Tax Treatment of Restricted Stock. Unless a participant makes an election under Code Section 83(b), awards of Restricted Stock are not included in his or her income until the award vests. At vesting, the participant is taxed at ordinary income rates on the fair market value of the stock on the vesting date. Upon disposition of such a share, the participant will recognize short-term or long-term gain or loss equal to the difference between the amount realized and the fair market value of the share on the respective vesting date.
Within 30 days of receipt of an award of Restricted Stock, a participant may elect, under Code Section 83(b), to include in ordinary income on the date of receipt of the Restricted Stock the fair market value of the stock on the date of grant (without taking into account any restrictions other than those which by their terms never lapse) reduced by the amount, if any, that he or she pays for the stock. Upon disposition of a share for which such an election has been made, the participant will recognize short-term or long-term gain or loss equal to the difference between the amount realized and the fair market value of the stock on the grant date.

Tax Treatment of Stock Awards. Because Stock Awards are granted to participants without any vesting or other restrictions, a participant who receives a Stock Award will be taxed as ordinary income in the year of receipt of the shares of common stock, based on the fair market value of the common stock on the date of grant.
Vote Required for Approval
The affirmative vote of a majority of the shares cast with respect to this proposal is required to approve the 2013 Director Equity Plan, provided that the total vote cast on the proposal represents a majority of the shares entitled to vote on the proposal. An abstention from voting on this matter will be treated as “present” for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against this proposal because the abstention results in one less vote for such proposal. Broker non-votes are not treated as a “vote” for or against the approval of the 2013 Director Equity Plan and thus will not have any impact on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF THE 2013 DIRECTOR EQUITY PLAN

APPOINTMENT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
(Proposal Three)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP to be our independent registered certified public accounting firm for the year ending December 31, 2013. The Audit Committee has further directed that such appointment be submitted for approval by our stockholders at the Annual Meeting of Stockholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management Residential’s audited financial statements as of and for the period ended December 31, 2012;

•
Discussed with Deloitte & Touche LLP, Residential’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Residential’s annual report on Form 10-K for the period ended December 31, 2012.

April 19, 2013	Audit Committee:
Robert J. Fitzpatrick, Chairman
James H. Mullen, Jr., Director
David B. Reiner, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to RESI for professional services by Deloitte & Touche LLP with respect to our fiscal period ended December 31, 2012:

Category	2012
Audit Fees	$40,656
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$40,656

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Residential’s consolidated financial statements for the fiscal period ended December 31, 2012 and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year. Residential did not file any quarterly reports on Form 10-Q during the year ended December 31, 2012, as it was not a public reporting company until December 2012.

Audit-Related Fees. This category will include the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally will consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence. We incurred no audit-related fees for the year ended December 31, 2012.

Tax Fees. This category will include the aggregate fees billed for professional services rendered by the independent registered certified public accounting firm for tax compliance, tax planning and tax advice. We incurred no tax fees for the year ended December 31, 2012.

All Other Fees. This category will include the aggregate fees billed for products and services provided by the independent registered certified public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the year ended December 31, 2012.

The Audit Committee considered the fees paid to Deloitte & Touche LLP for the fiscal period ended December 31, 2012 and determined that the services and fees are compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal period ended December 31, 2012, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board of Directors has adopted a policy and procedure for review, approval and monitoring of transactions involving us and related persons (directors and named executive officers or their immediate family members or stockholders owning 5% or greater of our outstanding stock) within our written Code of Business Conduct and Ethics which is available at www.altisourceresi.com. This policy and procedure is not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules, as it broadly covers any situation in which a conflict of interest may arise.

Any situation that potentially qualifies as a conflict of interest is to be immediately disclosed to the General Counsel to assess the nature and extent of any concern as well as the appropriate next steps. The General Counsel will notify the Chairman of the Board of Directors if any such situation requires approval of the Board of Directors. Related persons are required to obtain the prior written approval of the Audit Committee of the Board of Directors before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in the best interests of Residential; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Residential. The Audit Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for Residential to amend or terminate the transaction.

Agreements with Altisource

Master Services Agreement

Upon completion of our separation from Altisource on December 21, 2013, we entered into a master services agreement with Altisource. Under the master services agreement, Altisource will provide property management, leasing and renovation management services associated with the single-family rental properties we acquire upon conversion of residential mortgage loans that continue to be sub-performing or non-performing. The agreement provides for an initial term of 15 years, which term will automatically renew for successive two-year terms unless either party sends a notice of non-renewal to the other party at least nine months before the completion of the initial or renewal term, as applicable.

The total fees incurred by us under this agreement will be dependent upon the property management, leasing and construction management services required on an asset-specific basis and will vary significantly based upon the location and condition of the asset as well as current market conditions and tenant turnover.

In the event our asset management agreement with AAMC is terminated without cause by us, the master services agreement with Altisource may be terminated at its sole discretion.

Support Services Agreement

Under the support services agreement, Altisource may provide services to us in such areas as human resources, vendor management operations, corporate services, risk management, quality assurance, consumer psychology, treasury, finance and accounting, legal, tax, compliance and other support services where we may need assistance and support. The support services agreement provides generally that Altisource will undertake to provide the support services in a manner generally consistent with the manner and level of care with which such service, if any, was performed or provided prior to our separation from Altisource. The support services agreement will extend for two years after the separation but may be terminated earlier under certain circumstances including a default. The fees for all support services provided pursuant to the support services agreement will be based on the fully-allocated cost of providing the service or, with respect to statements of work entered into under the support services agreement, the amount set forth therein. “Fully-allocated cost” means, with respect to the provision of a “service”, the all-in cost of providing such service, including direct charges and allocable amounts reflecting compensation and benefits, technology expenses, occupancy and equipment expense and third-party payments (but not taxes incurred in connection therewith). Altisource will be required to submit statements of account on a monthly basis with respect to all amounts payable by us, setting out the support services provided and the amount billed as a result of providing such support services.

The total fees incurred by us under this agreement will be dependent upon our business activity and the level of services required in connection therewith. While market conditions will drive our business activity, we do not anticipate incurring fees under this agreement in excess of $50,000 in the first year of our operations.

In the event our asset management agreement with AAMC expires or is terminated, the support services agreement will terminate within 30 days.

Tax Matters Agreement

The tax matters agreement with Altisource which sets out each party’s rights and obligations with respect to deficiencies and refunds, if any, of Luxembourg, U.S. federal, state, local or other foreign taxes for periods before and after our separation from Altisource and related matters such as the filing of tax returns and the conduct of IRS and other audits. In general, under this agreement, we will be responsible for taxes attributable to our business incurred after the separation, and Altisource will be responsible for taxes attributable to our business incurred prior to the separation.

Trademark License Agreement

Under the trademark license agreement, Altisource granted us a non-exclusive, non-transferable, non-sublicensable, royalty free license to use the name “Altisource.” The agreement has no specified term and may be terminated by either party upon 30 days written notice, with or without cause. In the event that this agreement is terminated, all rights and licenses granted thereunder, including, but not limited to, the right to use “Altisource” in our name will terminate.

In the event our asset management agreement with AAMC expires or is terminated, the trademark license agreement will terminate within 30 days.

Servicing Agreement with Ocwen

Under the servicing agreement, Ocwen will service our acquired residential mortgage loans and provide loan modification, assisted deed-in-lieu, assisted deed-for-lease and other loss mitigation programs. The agreement provides for an initial term of 15 years. In the event our asset management agreement with AAMC expires or is terminated, the servicing agreement will terminate within 30 days.

The total fees incurred by us under this agreement will be dependent upon the number and type of acquired residential mortgage loans that Ocwen services pursuant to the terms of the agreement.

Recent Purchase of Non-Performing Mortgage Portfolio from Ocwen

On February 14, 2013, our operating partnership completed the acquisition of a portfolio of non-performing residential mortgage loans. The portfolio was purchased from Ocwen pursuant to a Master Mortgage Loan Sale Agreement. The portfolio consists of non-performing first lien residential mortgage loans having an unpaid principal balance of approximately $121.2 million as of February 1, 2013. The aggregate purchase price for the portfolio was approximately $64.4 million, which was determined by multiplying (a) the aggregate unpaid principal balance of the loans as of the February 1, 2013 cut-off date by (b) the purchase price percentage of 53.16%. In determining the purchase price percentage, we performed a discounted cash flow analysis for the loans using our underwriting process. The acquisition of the portfolio was funded with available cash contributed to us on December 21, 2012 by Altisource in connection with the Company’s separation from Altisource.

Because Mr. Erbey is also the Chairman of the Board of Directors of Ocwen and beneficially owns common stock of Ocwen, Mr. Erbey recused himself from the deliberations and vote by our Board of Directors with respect to the transaction. The remaining members of the Board of Directors and the members of the Audit Committee unanimously voted in favor of the transaction. The portfolio will be serviced by Ocwen under the terms of the servicing agreement between us and Ocwen.

Asset Management Agreement with AAMC

Upon completion of our separation and AAMC’s separation from Altisource on December 21, 2012, we entered into a 15-year asset management agreement with AAMC. Pursuant to the asset management agreement, AAMC will design and implement our business strategy, administer our business activities and day-to-day operations and provide corporate governance services, subject to oversight by our Board of Directors. AAMC is responsible for, among other duties: (1) performing and administering all our day-to-day operations, (2) determining investment criteria through our Investment Policy in cooperation with our Board of Directors, (3) sourcing, analyzing and executing asset acquisitions, including our acquisition of sub-performing and non-performing residential mortgage loan portfolios and related financing activities, (4) analyzing and performing sales of properties, (5) overseeing Altisource’s renovation, leasing and property management of our single-family rentals, (6) overseeing Ocwen’s servicing of our residential mortgage loan portfolios, (7) performing asset management duties and (8) performing corporate governance and other management functions, including financial, accounting and tax management services. AAMC will provide us with a management team and appropriate support personnel who have substantial sub-performing and non-performing loan portfolio experience. AAMC’s management also has significant corporate governance experience that will enable us to manage our business and organizational structure efficiently. AAMC has agreed not to provide the same or substantially similar services to any other party so long as the company and the operating partnership have on hand an average of $50,000,000 in capital available for investment over the previous two fiscal quarters. Notwithstanding the foregoing, AAMC may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the company or the operating partnership, so long as its services to the company and the operating partnership are not impaired thereby.

Incentive Management Fees

Under the asset management agreement, we will pay AAMC an incentive management fee as follows:

(i)
2% of all cash available for distribution by us to our stockholders and to AAMC as incentive management fee, which we refer to as “available cash,” until the aggregate amount per share of available cash for the quarter (based on the average number of shares of our common stock outstanding during the quarter), which we refer to as the “quarterly per share distribution amount,” exceeds $0.161, then

(ii)	15% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.193, then

(iii)	25% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.257, and thereafter

(iv)	50% of all additional available cash for the quarter.

In each case set forth in clauses (i) through (iv), as such amounts may be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split or stock dividend.

In the event of the payment of any dividend of cash from capital transactions by us, each of the thresholds described above shall be reduced by an amount equal to the applicable threshold multiplied by a fraction (i) the numerator of which shall be the amount of distributions of available cash that are deemed to be cash from capital transactions that a hypothetical holder of one share of common stock acquired on the separation date has received with respect to such share of common stock, during the period since the separation date through the date of such payment, and

(ii) denominator of which shall be $12.74 (as such amount may be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split or stock dividend); provided that in no event shall such fraction be greater than 1.

Notwithstanding the foregoing, in the case of cash dividends from capital transactions, no incentive management fee will be paid to AAMC in respect of such dividends unless and until a hypothetical holder of one share of common stock acquired on the separation date has received with respect to such share of common stock, during the period since the separation date through the date of payment, cash dividends from capital transactions in an aggregate amount equal to $12.74 (as such amount may be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split or stock dividend).

The asset management agreement defines “capital transactions” to include various financing transactions and sales and other dispositions of assets, but not sales and other dispositions in the ordinary course of business. A sale or disposition is treated for this purpose as being in the ordinary course of business unless it involves, in a single transaction or series of related transactions, assets that have an aggregate value in excess of 50% of the aggregate value of all assets held by us and our subsidiaries on a consolidated basis immediately prior to the consummation of such transaction or, in the case of a series of related transactions, the first such transaction.

We believe that our incentive management fee arrangement with AAMC aligns the interests of AAMC with our stockholders. Unlike incentive fee structures that pay the asset manager fees based on net assets under management or market capitalization, AAMC only earns incentive fees in respect of the amount of cash available for distribution to our stockholders and does not earn incentive fees in respect of cash dividends from capital transactions until the $12.74 per share amount is achieved as described above.

We paid no incentive management fees to AAMC from our inception through December 31, 2012.

Expense reimbursement

We are required to reimburse AAMC on a monthly basis for the (i) direct and indirect expenses AAMC incurs or payments it makes on our behalf, including, but not limited to, the allocable compensation and routine overhead expenses of all employees and staff of AAMC and (ii) all other reasonable operating and overhead expenses AAMC incurs related to the asset management services it provides to us. We will not reimburse AAMC for any compensation paid to Mr. Erbey in connection with his role of Chairman of AAMC.

We reimbursed AAMC for expenses under the asset management agreement of an aggregate of $134,429 from our inception through December 31, 2012.

Termination

We may not terminate the asset management agreement without cause during the first 24 months of its term. Following such 24-month period, we may terminate the asset management agreement without cause upon the determination of at least two-thirds of our independent directors that (i) there has been unsatisfactory performance by AAMC that is materially detrimental to us, or (ii) the compensation payable to AAMC under the asset management agreement is unreasonable, unless AAMC agrees to compensation that at least two-thirds of our independent directors determine is reasonable.

AAMC may terminate the asset management agreement without cause by providing written notice to us no later than 180 days prior to December 21 of any year during the initial term or a renewal term, and the asset management agreement will terminate effective on the December 21 next following the delivery of such notice.

We will be required to pay AAMC a termination fee in the event that the asset management agreement is terminated as a result of (i) a termination by us without cause, (ii) a termination by AAMC as a result of our becoming regulated as an “investment company” under the Investment Company Act, or (iii) a termination by AAMC if we default in the performance of any material term of the asset management agreement (subject to a notice and cure period).

The termination fee will be equal to three times the average annual incentive management fee earned by AAMC during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In the event the asset management agreement is terminated: (1) the Ocwen servicing agreement, the support services agreement and the trademark license agreement will terminate within 30 days; and (2) if the asset management agreement is terminated without cause by us, the Altisource master services agreement may be terminated at Altisource’s sole discretion.

Subscription Agreement with NewSource

On December 21, 2012, we entered into a subscription agreement to invest $18.0 million in the non-voting preferred stock of NewSource Reinsurance Company Ltd., which we refer to as “NewSource,” a title insurance and reinsurance company in Bermuda. AAMC simultaneously entered into a subscription agreement to invest $2.0 million to acquire 100% of the common stock and voting rights of NewSource. NewSource is seeking approval by the Bermuda Monetary Authority for its registration as a licensed reinsurer.

Share Ownership of our Chairman

William C. Erbey, who is our Chairman of the Board of Directors, is the Chairman of the Board of Altisource, Ocwen and AAMC. As a result, he will have obligations to us as well as to Altisource, Ocwen and AAMC and may have conflicts of interest with respect to matters potentially or actually involving or affecting us and Altisource, Ocwen and AAMC. As of December 31, 2012, Mr. Erbey was the beneficial owner of the following securities of Altisource, Ocwen, AAMC and Residential:

Entity	Common shares		% of common shares outstanding	Vested stock options	Unvested stock options
Altisource	5,935,343	(1)	27.9%	844,728	50,000
Ocwen	17,770,021		13.2%	2,084,177	2,300,000
AAMC	646,122	(2)	30.1%	84,472	5,000
Residential	1,978,447		27.9%	281,576	16,666
____________

(1)	Includes 343 shares of unvested restricted stock.

(2)	Includes 52,758 shares of unvested restricted stock.

Mr. Erbey has been granted an exemption to own such shares of our common stock, which are in excess of the 9.8% ownership limit. In the event that the Board of Directors determines that Mr. Erbey’s ownership percentage should be reduced in order to preserve our status as a REIT, we may seek to exchange a portion of the shares of our common stock held by Mr. Erbey for limited partnership interests in, Altisource Residential L.P., our operating partnership. None of our other directors or officers has any role with or relationship to Altisource, Ocwen or AAMC.

None of our other directors or officers has any role with or relationship to Altisource, Ocwen, or AAMC.

Stock Option Plans

Separation Plans

In connection with our separation from Altisource, we adopted the 2012 Conversion Option Plan and the 2012 Special Option Plan. In order to effect the exchange ratio in connection with the separation, we issued options to purchase 809,240 shares of our common stock with a weighted average exercise price of $2.33 per share at

December 31, 2012 under the Conversion Option Plan to Altisource employees holding Altisource stock options immediately prior to the separation and receiving shares of common stock in the separation, including options to purchase 10,011 shares to Mr. Pandey and options to purchase 298,242 shares to Mr. Erbey. These options expire on December 21, 2022. We also issued options to purchase 210,184 shares of our common stock with a weighted average exercise price of $1.15 per share at December 31, 2012 under the Special Option Plan to non-employee holders of Altisource stock options receiving shares in the separation. These options expire on December 21, 2022. Because the options were granted as part of the separation to holders of Altisource stock options, no share-based compensation related to these options is included in our consolidated financial statements. No additional shares of common stock are issuable under either the 2012 Conversion Option Plan or the 2012 Special Conversion Option Plan.

Director Equity Plan

We have adopted the 2013 Director Equity Plan to promote our interests by attracting and retaining qualified and experienced individuals for service as non-employee directors. The 2013 Director Equity Plan is subject to the approval of our stockholders. The 2013 Director Equity Plan will be administered by our Board of Directors. The total number of shares of common stock available for issuance under the 2013 Director Equity Plan is 100,000. See “Approval of 2013 Director Equity Plan—Proposal Two” for a more detailed description of this plan.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder desires to have included in our proxy materials relating to our next Annual Meeting of Stockholders, which is expected to be held on or about May 28, 2014, must be received at our executive offices no later than December 20, 2013. All stockholder proposals for the 2014 Annual Meeting of Stockholders should be directed to our Corporate Secretary at c/o Altisource asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. We recommend that you send any stockholder proposal by certified mail, return-receipt requested.

For any proposal, or nomination of a person for election as Director, that is not submitted for inclusion in the 2014 proxy statement, but is instead sought to be presented directly at the 2014 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if we:

(1)
receive notice of the proposal before the close of business on March 5, 2014 and advise stockholders in the 2014 proxy statement about the nature of the matter and how management intends to vote on such matter, or

(2)	do not receive notice of the proposal prior to the close of business on March 6, 2014.

Notice of intent to present a proposal at the 2014 Annual Meeting of Stockholders should be directed to our Corporate Secretary at c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531.

We did not receive notice of any stockholder proposals relating to the 2013 Annual Meeting of Stockholders. At the 2013 Annual Meeting of Stockholders, our management may exercise discretionary authority when voting on any properly presented stockholder proposal that is not included as an agenda item in this proxy statement.

ANNUAL REPORTS

A copy of our annual report to stockholders on Form 10-K for the year ended December 31, 2012 was made available to stockholders on February 7, 2013. The annual report can be found on our website www.altisourceresi.com under “Shareholders – Financial Information.”

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2012, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531.

OTHER MATTERS

Proxies may be solicited on behalf of the Board of Directors by mail or electronic means. If a solicitor is retained, we will pay the solicitation costs. Copies of the annual report for 2012 and this proxy statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) “FOR” the nominees for Director named earlier in this proxy statement (2) “FOR” the approval of our 2013 Director Equity Plan and (3) “FOR” the approval of the selection of the independent registered public accounting firm. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2012 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one (1) or more of the stockholders. Stockholders at an address to which a single copy of this proxy statement and our 2012 annual report was sent may request a separate copy by contacting Investor Relations, c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531, or by calling our Secretary at 770-644-7450. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Appendix A

ALTISOURCE RESIDENTIAL CORPORATION
2013 DIRECTOR EQUITY PLAN
1.    Purpose of the Plan
The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Directors of the Company, and to motivate these individuals to exercise their best efforts on the Company’s behalf.
2.    Definitions
2.1    “Award” means a grant of Restricted Stock or a Stock Award under the Plan.
2.2    “Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award, if any.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Change in Control” means any of the following described in clauses (a) through (d) below: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the bidding party holds more than 50% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, more than 50% of the outstanding shares of the surviving company after the transaction.
2.5    “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 8.
2.6    “Company” means Altisource Residential Corporation, a Maryland corporation, and any successor thereto.
2.7    “Director” means a member of the Board who is not also an employee of the Company or its subsidiaries.
2.8    “Holder” means a Director who receives an Award.
2.9    “Plan” means the Altisource Residential Corporation 2013 Director Equity Plan herein set forth, as amended from time to time.
2.10    “Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 6 of the Plan.
2.11    “Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 6 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock until any and all conditions, imposed under this Plan or under the Award Agreement, have been satisfied. The restrictions may be based upon years of service or performance goals or both.
2.12    “Stock Award” means Common Stock issued free of vesting and forfeiture conditions awarded by the Board under Section 7 of the Plan.

3.    Eligibility
All Directors are eligible to receive grants of Awards under the Plan.
4.    Administration and Implementation of Plan
The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Directors to whom Awards will be granted, in determining the amount and type of Awards to be granted to each such Director, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders and other interested persons. The Board shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any of its committees or to one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.
5.    Shares of Stock Subject to the Plan
5.1    Subject to adjustment as provided in Section 8, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be equal to 100,000 shares of Common Stock. Any shares issued hereunder may consist, in whole, or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall not again be available for grant under the Plan.
6.    Restricted Stock
An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:
6.1    Restricted Stock shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement. The number of shares subject to an Award of Restricted Stock shall be determined on such basis as the Board deems advisable, subject to terms of the Plan.
6.2    Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3    During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.
6.4    The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.
6.5    At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.
7.    Stock Awards
A Stock Award is a grant by the Company of a specified number of shares of Common Stock to a Director, which shares are issued free of vesting and forfeiture conditions. A Stock Award shall be subject to the following terms and conditions:
7.1    Stock Awards shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of a Stock Award, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award. The number of shares subject to a Stock Award shall be determined on such basis as the Board deems advisable, subject to terms of the Plan.
7.2    Unless otherwise provided by the Board, upon determination of the number of shares of Common Stock to be granted to the Holder, the Board shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear any appropriate legends as the Board shall determine.
7.3    Subject to the foregoing provisions of this Section 7 and the applicable Award Agreement, if any, upon the issuance of Common Stock under a Stock Award, the Holder shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Stock Awards shall be subject to such restrictions on transfer as determined appropriate by the Board and as necessary to comply with applicable securities law.
8.    Changes in Capitalization; Changes of Control; Settlement of Awards
8.1    Adjustment for Changes in Capitalization: To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Common Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable: make a proportionate adjustment in (a) the maximum number and type of securities as to which awards may be granted under this Plan, and (b) the number and type of securities subject to outstanding Awards.
8.2    Change in Control: In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis, take any of the following actions, either singly or in combination:
(a)    fully vest and/or accelerate the Restriction Period of any Awards;

(b)    cancel and/or redeem any outstanding Awards with respect to all Common Stock for which the Award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;
(c)    require that the Award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such Award; or
(d)    take such other action as the Board shall determine to be reasonable under the circumstances.
The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion.

9.    Effective Date, Termination and Amendment
The Plan shall remain in full force and effect until the tenth anniversary of the date of its adoption by the Board, or if earlier, the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 9 shall not affect Awards outstanding under the Plan at the time of termination. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.
10.    Transferability
10.1    Restricted Stock Awards under the Plan are not transferable except as designated by the Holder by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.
10.2    Awards may be claimed on behalf of a deceased Holder or other person entitled to benefits under the Plan by the beneficiary of such Holder or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Holder or other person.
11.    General Provisions
11.1    No Implied Rights: Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Director for re-election to the Board by the Company’s shareholders. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the Holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for the receipt of such rights.
11.2    Withholding: Holders shall be responsible to make appropriate provision for all taxes required to be withheld, if any, in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan.
11.3    Award Agreement: An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Holder shall be reflected in such form of written documents to the extent and in the manner determined by the Board. A copy of such document shall be provided to the Holder, and the Board may, but need not require that the Holder sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Holder signature is required.
11.4    Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant of an Award, the Company may require the Holder to take any reasonable action to meet such requirements. The Board may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Board may also require the Holder to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
11.5    Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Maryland and construed accordingly.

ALTISOURCE RESIDENTIAL CORPORATION
c/o ALTISOURCE ASSET MANAGEMENT CORPORATION
402 STRAND STREET
FREDERIKSTED,VI 00840-3531

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 William C. Erbey 02 Michael A. Eruzione 03 Robert J. Fitzpatrick 04 James H. Mullen, Jr. 05 David B. Reiner

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Proposal to approve our 2013 Director Equity Plan.	☐	☐	☐
3 Proposal to ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

NOTE: Proxies will vote in their discretion on such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000176607_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

ALTISOURCE RESIDENTIAL CORPORATION
Annual Meeting of Stockholders
May 29, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ashish Pandey, Kenneth D. Najour and Salah Saabneh, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares or common stock of ALTISOURCE RESIDENTIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Atlantic Standard Time on 5/29/2013, at the offices of the company at 402 Strand Street, Frederiksted, USVI 00840-3531.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000176607_2 R1.0.0.51160